UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
SEPTEMBER 6, 2001
------------------
(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)




ITEM 5. OTHER EVENTS

   Laboratory Corporation of America -Registered Trademark-Holdings (LabCorp -Registered Trademark-)(NYSE:LH) announced today the terms of its private placement of zero coupon convertible subordinated notes due 2021 with an aggregate principal amount at maturity of $650 million. The initial purchaser of the notes has also been granted an option to purchase up to an additional $94 million aggregate principal amount at maturity of the notes to cover over-allotments, if any. The Company expects to receive approximately $436.6 million in gross proceeds in connection with the offering (approximately $500 million if the over-allotment option is exercised in full). The notes carry a yield to maturity of 2.0 percent per year, and are convertible into LabCorp-Registered Trademark- common stock, if certain conditions to conversion are satisfied, at a conversion rate of 6.7054 shares per $1,000 principal amount at maturity of notes, subject to adjustment in certain circumstances.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

(c)  Exhibit

20   Press release of the Company dated September 6, 2001.



SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                  ----------------------------------
                      Bradford T. Smith
                      Executive Vice President,
                      General Counsel, Secretary
                      and Compliance Officer



Date: September 6, 2001